UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2010

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2010, Lawson Products, Inc. ("the Company") announced it had entered into an Asset Purchase Agreement ("Agreement"), to sell substantially all of the assets of Rutland Tool & Supply Company ("Rutland"), its wholly owned subsidiary, to Sid Tool Co. Inc., a wholly owned subsidiary of MSC Industrial Direct Co., Inc., for approximately $11.0 million in cash plus the assumption of certain liabilities.

The transaction is expected to close in the fourth quarter of 2010, subject to customary closing conditions. The purchase price may be adjusted based on the final value of the net working capital of Rutland as of the closing date. In 2009 Rutland generated net sales of approximately $33.7 million of which approximately $3.0 million consisted of sales to the Company. The foregoing description of the Agreement is qualified in its entirety to the full text of the Agreement, which is attached as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

2.1 Asset Purchase Agreement
99.1 Press Release issued on November 9, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

November 9, 2010	By:	Ronald J. Knutson

Name: Ronald J. Knutson
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement
99.1	Press Release issued on November 9, 2010